THE COVE @ DEERFIELD BEACH, L.L.C.
COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement ("Lease") is made and effective November 6, 2015, by and between **The Cove @ Deerfield Beach** L.L.C. ("Landlord") and **PostAds, Inc.**(Tenant").

Landlord is the owner of land and improvements commonly known and numbered as **201 S.E. 15th Terrace, Suite 203, Deerfield Beach, Florida 33441**, and legally described on the attached Exhibit A.

Landlord makes available for lease a portion of the Building designated as **201 S.E.15th Terrace,Suite 203, Deerfield Beach, Florida 33441** (the "Leased Premises"). Approximately 369 square feet.

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. **Term.**

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning **November 15, 2015** and ending **November 14, 2016**. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay. Tenant may terminate this Lease if possession is not delivered within 0 days of commencement of the term hereof.

Tenant may renew the Lease for one extended term of **ONE YEAR (1)**. Tenant shall exercise such renewal option, if at all, by giving written notice to Landlord not less than ninety (90) days prior to the expiration of the Initial Term. The renewal term shall be at the rental set forth below and otherwise upon the same covenants, conditions and provisions as provided in this Lease.

2. **Rent.**

Tenant shall pay to Landlord during the Initial Term rent of **$7,350.00 per year**, payable in installments of **$612.50 per month, plus Florida sales tax at the rate of 6.0% for a total of $37.50.00 per month** ,total payable in installments of **$650.00 per month**. Each installment payment shall be due in advance on the fifteen day of each calendar month during the lease term, to Landlord at 33-36 161st Street, Flushing, New York 11358 or at such other place designated by written notice from Landlord or Tenant. The rent payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

In the event any installment of rent or other charges accruing under this Lease are not paid by the 5th day of each month, a late charge of ten percent (10%) of the delinquent sum may be charged by the Landlord.

A **$50.00** fee will be assessed against Tenant for any returned check.

Tenant shall also pay to Landlord a "Security Deposit" in the amount of **$612.50** and two (2) months rent in the total amount of **$1,912.50** due at the commencement of this Lease. The two months rent shall represent the first month and last month rent due under this Lease and deposit of one month's rent as assurance of timely payment. **Nov. 15, 2015 Paid on signing of Lease.**

The rental for any renewal lease Initial term, if created as permitted under this Lease, shall be **$7,570.56 per year**, payable in installments of **$630.88 per month, plus Florida Sales Tax** representing a three percent **(3%)** annual rent increase for each additional lease term agreed upon.

3. Use.

Tenant shall use the Leased Premises for OFFICE USE only (POST ADS).

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device. Tenant shall not use the Leased Premises for any illegal activity as defined by the laws governing the City of Deerfield Beach, Florida, in the State of Florida or the government of the United States of America.

Tenant shall comply with all statutes, ordinances and requirements of all local, state and federal authorities now and in the future, relating to the Leased Premises, effecting the use thereof by Tenant.

4. **Indemnification of Landlord.**

Landlord will not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the demised premises or any part thereof. Tenant agrees to indemnify and hold Landlord harmless from any claims for damages which arise in connection with any such occurrence. Such indemnification shall include indemnity from any costs or fee which Landlord may incur in defending said claim.

5. **Sublease and Assignment.**

Tenant shall have the right, with Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably

withheld or delayed. Any sublet or assignment of this Lease without Landlord's consent shall be void and, at its own option, Landlord may terminate this lease without notice to Tenant.

6. **Repairs.**

Tenant acknowledges the Leased Premises are in good order and repair, unless otherwise indicated herein. Tenant further acknowledges the Leased Premises comply with all local, state and federal laws, ordinances and requirements including but not limited to the Americans with Disabilities Act. Tenant will maintain the Leased Premises in good and safe condition.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems, roof, exterior walls, structural foundations and any others specifically prohibited herein, subject to the obligations of the parties otherwise set forth in this Lease.

7. **Alterations and Improvements.**

Tenant, at Tenant's expense, shall have the right, following Landlord's consent, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord, save for any installations which are attached to the Leased Premises such that they cannot be removed without material injury to the premises (permanent installations). Any such permanent installations will become the property of Landlord upon installation.

Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense. Not later than the last day of the term, Tenant will, at Tenant's expense, remove all of Tenant's personal property and temporary installations made by Tenant which have not become the property of Lessor, including trade fixtures, movable paneling, partitions, and the like; repairing all injury done by or in connection with the installation or removal of such property and improvements; and return the premises in as good condition as they were at the beginning of the term. All property of Tenant remaining on the premises after the last day of the term of this lease will be considered abandoned and may be removed by Landlord, and Tenant will reimburse Landlord for the cost of such removal.

Tenant shall keep the Leased Premises in compliance with all city, state and federal laws, rules and regulations in connection with the Americans with Disabilities Act ("ADA") or handicap accessibility, solely at the expense of Tenant.

8. Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

In the event there is any tax increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Tenant shall pay to Landlord upon presentation of paid tax bills an amount equal to .369 % of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Tenant shall be proportionate to the portion of the lease term included in such year.

If such taxes are not paid within thirty (30) days by Tenant after the date they become due, said failure shall constitute a default of this Lease.

9. Insurance.

If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its own expense, for fire, plate glass and public liability coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

10. Utilities.

Tenant shall pay all charges for gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of any such invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants. If so. Tenant will be liable to upgrade their electrical services for the use of such excessive electrical energy.

11. **Signs.**

Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions.

Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

Tenant shall display disabled assistance signage compliant with the 2010 ADA Standards for Accessible Design throughout the Lease period.

12. **Entry.**

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

Tenant will permit Landlord at any time within sixty (60) days prior to the expiration of the Lease to place upon the Leased Premises signs indicating the Leased Premises are for rent, such as "For Lease" or "To Let". Tenant will permit persons desiring to lease the Leased Premises to inspect the premises upon reasonable notification from Landlord.

13. **Parking.**

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate

parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and employees.

14. Building Rules.

Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit "B" and incorporated herein for all purposes.

15. Damage and Destruction.

Subject to Section 8 above, if the Leased Premises or any part thereof or any appurtenance thereto is damaged by fire, casualty or structural defects such that the same cannot be used for Tenant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rents and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

16. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

17. **Quiet Possession.**

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

18. **Condemnation.**

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

19. **Eminent Domain.**

If the premises or any part thereof or any estate therein, or any other part of the building materially affecting the Lessee's use of the premises, are taken by eminent domain, this lease will terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, will be apportioned as of the termination date, and any rent paid for any period beyond that date will be repaid to Tenant. Tenant will not be entitled to any part of the award for such taking or ay payment in lieu thereof, but Tenant may file a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

20. **Subordination.**

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

21. Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

22. Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

The Cove @ Deerfield Beach, L.L.C.
33 – 36 161st Street
Flushing, New York 11358

If to Tenant to:

PostAds
2332 N.W. 87th Drive
Coral Spring, Florida 33065

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

23. Brokers. NO

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

24. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

25. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

26. Heirs, Assigns and Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, heirs, successors and assigns.

27. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

28. Performance.

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of six percent (6%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

29. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

30. Radon Gas Disclosure.

As required by law, Landlord makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may

present health risks to persons who are exposed to it over time. Additional information regarding radon and radon testing may be obtained from your county public health unit.

31. **Entire Agreement.**

The foregoing constitutes the entire agreement between Landlord and Tenant. The Exhibits attached hereto and referenced above have been made a part of this Lease before the parties' execution hereof.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

32. **Attorney's Fees.**

In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

33. **Governing Law.**

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Florida. Any action brought to enforce the terms of this Agreement will be brought in Martin County, Florida.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Landlord: The Cove @ Deerfield Beach, L.L.C.

By: JENNIE BRUSCA
As Authorized Representative of Landlord

Date: Nov. 6, 2015

Tenant: PostAds, Inc.

By: KENNETH MOORE
As: C.E.O.

Date: 11-6-15